UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 21, 2015 (August 19, 2015)

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35149	27-4683816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 South Broadway

White Plains, New York 10601

(Address of principal executive offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)         Dismissal of independent registered public accounting firm.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Universal American Corp. (the “Company”) recently completed a competitive process to determine which audit firm would serve as the Company’s independent registered public accounting firm.  Ernst & Young LLP (“E&Y”) was invited to participate and participated in the process.  E&Y has served as the Company’s independent registered public accounting firm since July 1996.  On August 19, 2015, the Company, with the approval of the Audit Committee, notified E&Y that E&Y was being dismissed as the Company’s independent registered public accounting firm, effective as of August 19, 2015.

During the Company’s two most recent fiscal years ended December 31, 2014 and December 31, 2013 and through August 19, 2015, the Company has not had any “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements.  In addition, during the Company’s two most recent fiscal years ended December 31, 2014 and December 31, 2013 and through August 19, 2015, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).  E&Y’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided E&Y with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that E&Y furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in Item 4.01(a).  A copy of E&Y’s letter, dated August 21, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)         Appointment of new independent registered public accounting firm.

On August 19, 2015, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm commencing for its quarter ending September 30, 2015 and its fiscal year ending December 31, 2015.  Such appointment is effective as of August 19, 2015.

In connection with the Company’s appointment of Deloitte as the Company’s independent registered public accounting firm, the Company has not consulted Deloitte on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2015, directors Robert A. Spass and Mark M. Harmeling each notified the Company that they would resign from the Company’s board of directors effective as of such date.  Both directors indicated that their resignations were not the result of any disagreement with the Company or its management.

Mr. Spass has been a director of the Company since 1999 and Mr. Harmeling has been a director since 1990.  The Company is grateful for each of the director’s significant contributions over the years and extends them best wishes.  The Company does not intend to replace the directors at this time and will reduce the number of authorized directors to nine.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

16.1	Letter to Securities and Exchange Commission from Ernst & Young LLP, dated August 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 21, 2015

UNIVERSAL AMERICAN CORP.

By:	/s/ Tony L. Wolk
	Name:	Tony L. Wolk
	Title:	EVP, General Counsel

EXHIBIT INDEX

16.1	Letter to Securities and Exchange Commission from Ernst & Young LLP, dated August 21, 2015